Exhibit 8.1

March 7, 2011

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $4,211,000 Notes Linked to the Russell 2000® Index due September 9, 2013 as described in the Company’s Pricing Supplement No. 63 dated February 28, 2011 (“Pricing Supplement 63”) to Product Supplement No. 1 dated April 23, 2010 to the Prospectus Supplement dated April 23, 2010 (the “Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $4,043,000 Notes Linked to the iShares® MSCI Emerging Markets Index Fund due September 8, 2014 as described in the Company’s Pricing Supplement No. 64 dated February 28, 2011 (“Pricing Supplement 64”) to Product Supplement No. 4 dated May 28, 2010 to the Prospectus Supplement and Prospectus contained in the Registration Statement, (iii) $3,563,000 Notes Linked to the iShares® Dow Jones U.S. Real Estate Index Fund due March 7, 2014 as described in the Company’s Pricing Supplement No. 65 dated February 28, 2011 (“Pricing Supplement 65”) to Product Supplement No. 4 dated May 28, 2010 to the Prospectus Supplement and Prospectus contained in the Registration Statement, (iv) $3,448,000 Notes Linked to a Global ETF Basket due March 6, 2015 as described in the Company’s Pricing Supplement No. 66 dated February 28, 2011 (“Pricing Supplement 66”) to Product Supplement No. 5 dated June 17, 2010 to the Prospectus Supplement and Prospectus contained in the Registration Statement, (v) $20,000,000 Notes linked to 3 Month LIBOR due March 7, 2016 as described in the Company’s Pricing Supplement No. 68 dated February 28, 2011 (“Pricing Supplement 68”) to the Prospectus Supplement and Prospectus contained in the Registration Statement, (vi) $4,104,000 Notes Linked to a Global ETF Basket due December 8, 2014 as described in the Company’s Pricing Supplement No. 69 dated February 28, 2011 (“Pricing Supplement 69”) to Product Supplement No. 4 dated May 28, 2010 to the Prospectus Supplement and Prospectus

contained in the Registration Statement and (vii) $10,000,000 Notes Linked to 3 Month LIBOR due March 7, 2021 as described in the Company’s Pricing Supplement No. 70 dated February 28, 2011 (“Pricing Supplement 70”) to the Prospectus Supplement and Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Consequences” in Pricing Supplements 63, 64, 65, 66, and 69, and “United States Federal Income Tax Considerations” in Pricing Supplements 68 and 70.

We hereby consent to the reference to us in Pricing Supplements 63, 64, 65, 66, and 69 under the caption “Tax Consequences” and to the reference to us in Pricing Supplements 68 and 70 under the caption “United States Federal Income Tax Considerations” and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP